UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2023

Cyteir Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40499	45-5429901
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

99 Hayden Street, Building B, Suite 450
Lexington, Massachusetts		02421
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 857 285-4140

128 Spring Street, Building A, Suite 510, Lexington, Massachusetts, 02421

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CYT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 3, 2023, Cyteir Therapeutics, Inc. (the “Company”), entered into a Lease Amendment (the “Amendment”) between the Company and 99 Hayden LLC, which amends the Lease dated August 8, 2018 (as amended by that certain First Amendment to Lease dated as of October 15, 2019, Second Amendment to Lease dated July 1, 2021, and Lease Amendment and Termination Agreement dated March 29, 2023, the “Lease”), between the Company and 99 Hayden LLC, related to office space located at Ledgemont Technology Center at 99 Hayden Avenue, Lexington, Massachusetts. The Amendment extends the term of the Lease for an additional one-month term, commencing on November 1, 2023 and expiring on November 30, 2023. Under the terms of the Amendment, the Company will continue to lease 5,531 square feet of office space pursuant to the Lease, which will continue to serve as the Company's principal executive office during the extended term.

The foregoing description is a summary of certain material terms of the Amendment and is qualified in its entirety by the text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Exhibit No.	Description

10.1	Fourth Lease Amendment between 99 Hayden LLC and Cyteir Therapeutics, Inc., dated as of October 3, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYTEIR THERAPEUTICS, INC.

Date:	October 5, 2023	By:	/s/ David Gaiero
Name: David Gaiero Title: Chief Financial Officer and Treasurer